Exhibit 99.1

NEWS RELEASE

cc13-52/C1324

LSI Reports Third Quarter 2013 Results

Declares a $0.03 per share quarterly dividend

SAN JOSE, Calif., October 23, 2013 – LSI Corporation (NASDAQ: LSI) today reported results for its third quarter ended September 29, 2013.

Third Quarter 2013 Highlights

•	Third quarter 2013 revenues of $607 million

•	Third quarter 2013 GAAP* net income of $0.06 per diluted share

•	Third quarter 2013 non-GAAP** net income of $0.17 per diluted share

•	Third quarter 2013 operating cash flows of $63 million

Fourth Quarter 2013 Business Outlook

•	Projected revenues of $580 million to $620 million

•	GAAP* net income in the range of $0.01 to $0.11 per share

•	Non-GAAP** net income in the range of $0.13 to $0.19 per share

•	Company to limit operating expenses until business model is attained

*	Generally Accepted Accounting Principles.
**	Excludes stock-based compensation, amortization of acquisition-related intangibles, purchase accounting effect on inventory, restructuring of operations and other items, net, gain on remeasurement of a pre-acquisition equity interest to fair value, and gain/loss on sale/write-down of investments. It also excludes the income tax effect associated with the above-mentioned items.

“In a challenging macroeconomic environment we delivered solid third quarter results, with revenues growing sequentially from products for flash and networking as well as hard disk drives,” said Abhi Talwalkar, LSI’s President and CEO. “While our end markets are mixed, with near-term growth below earlier expectations, our outlook for future growth driven by the massive expansion in data and traffic in datacenters and mobile networks remains intact and we are well positioned to see growth as these markets improve.”

Third quarter 2013 revenues were $607 million, in line with guidance, compared to $624 million in the third quarter of 2012, and compared to $590 million in the second quarter of 2013.

Third quarter 2013 GAAP* net income was $37 million or $0.06 per diluted share, compared to third quarter 2012 GAAP net income of $40 million or $0.07 per diluted share. Second quarter 2013 GAAP net income was $25 million or $0.04 per diluted share. Third quarter 2013 GAAP net income included a net charge of $57 million from special items, consisting primarily of approximately $30 million of amortization of acquisition-related items, $20 million of stock-based compensation expense and $7 million of net restructuring and other items.

Third quarter 2013 non-GAAP** net income was $93 million or $0.17 per diluted share, compared to third quarter 2012 non-GAAP net income of $99 million or $0.17 per diluted share. Second quarter 2013 non-GAAP net income was $84 million or $0.15 per diluted share.

Cash and short-term investments totaled approximately $665 million at quarter end. The company completed third-quarter purchases of approximately 5 million shares of its common stock for approximately $41 million.

“In the third quarter we significantly expanded operating margins quarter over quarter and continued to generate strong cash flow,” said Bryon Look, LSI’s CFO. “Going forward we expect to hold non-GAAP operating expenses flat as we drive to achieve our business model targets.”

The company also announced it has declared a quarterly cash dividend of $0.03 per share. This dividend will be paid on December 20, 2013, to stockholders of record as of December 6, 2013.

LSI 4Q2013 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$580 million to $620 million		$580 million to $620 million
Gross Margin	49% to 53%	$17 million to $27 million	53.5% to 55.5%
Operating Expenses	$253 million to $273 million	$28 million to $38 million	$225 million to $235 million
Net Other Income	$1 million		$1 million
Tax	Approximately $7 million		Approximately $7 million
Net (Loss)/Income Per Share	$0.01 to $0.11	($0.08) to ($0.12)	$0.13 to $0.19
Diluted Share Count	565 million		565 million

Capital spending is projected to be around $20 million in the fourth quarter and approximately $85 million in total for 2013.

Depreciation and software amortization is projected to be around $16 million in the fourth quarter and approximately $62 million in total for 2013.

LSI Conference Call Information

LSI will hold a conference call today at 2 p.m. PDT to discuss third quarter 2013 financial results and the fourth quarter 2013 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

Forward-Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our ability to achieve anticipated synergies and to develop integrated new products following our acquisition of SandForce; our ability to repurchase our common stock at prices we believe to be advantageous; our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; our ability to generate cash at levels sufficient to pay a dividend; our ability to maintain sufficient surplus out of which we can pay dividends; whether we determine that continuing to pay a dividend is in our stockholders’ interest, and general industry and macro-economic conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About LSI

LSI Corporation (NASDAQ: LSI) designs semiconductors and software that accelerate storage and networking in datacenters, mobile networks and client computing. Our technology is the intelligence critical to enhanced application performance, and is applied in solutions created in collaboration with our partners. More information is available at www.lsi.com.

LSI, the LSI & Design logo and Storage.Networking.Accelerated. are trademarks or registered trademarks of LSI Corporation in the United States and/or other countries.

All other brand or product names may be trademarks or registered trademarks of their respective companies.

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Dave Miller
610-712-5471	408-712-7813
sujal.shah@lsi.com	dave.c.miller@lsi.com

LSI CORPORATION

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 29, 2013	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and short-term investments	$664.6	$673.4	$676.0
Accounts receivable, net	292.6	242.0	264.1
Inventories	170.1	173.6	206.3
Prepaid expenses and other current assets	66.7	68.6	80.4

Total current assets	1,194.0	1,157.6	1,226.8
Property and equipment, net	286.9	281.5	269.7
Goodwill and identified intangible assets, net	652.2	681.9	741.1
Other assets	118.2	113.6	118.6

Total assets	$2,251.3	$2,234.6	$2,356.2

Liabilities and Stockholders’ Equity
Current liabilities	$460.1	$443.8	$516.9
Pension, tax and other liabilities	638.7	650.5	679.6

Total liabilities	1,098.8	1,094.3	1,196.5

Stockholders’ equity:
Common stock and additional paid-in capital	5,503.8	5,516.8	5,578.8
Accumulated deficit	(3,777.5)	(3,797.8)	(3,840.8)
Accumulated other comprehensive loss	(573.8)	(578.7)	(578.3)

Total stockholders’ equity	1,152.5	1,140.3	1,159.7

Total liabilities and stockholders’ equity	$2,251.3	$2,234.6	$2,356.2

LSI CORPORATION

Consolidated Statements of Operations (GAAP)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2013	June 30, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Revenues	$606,943	$589,583	$623,962	$1,765,162	$1,905,959
Cost of revenues	272,458	268,341	287,390	797,310	886,876
Amortization of acquisition-related intangibles	19,746	19,746	21,348	59,238	64,086
Purchase accounting effect on inventory	—	—	—	—	14,458
Stock-based compensation expense	2,059	2,237	2,573	7,171	9,088

Total cost of revenues	294,263	290,324	311,311	863,719	974,508

Gross profit	312,680	299,259	312,651	901,443	931,451

Research and development	163,486	166,829	156,318	489,211	477,472
Stock-based compensation expense	8,810	9,619	11,170	30,838	35,451

Total research and development	172,296	176,448	167,488	520,049	512,923

Selling, general and administrative	66,199	67,540	69,722	203,089	206,046
Amortization of acquisition-related intangibles	9,883	9,883	8,667	29,649	26,001
Stock-based compensation expense	9,340	10,009	13,643	29,611	38,999

Total selling, general and administrative	85,422	87,432	92,032	262,349	271,046

Restructuring of operations and other items, net	6,739	7,807	4,221	34,998	26,174

Income from operations	48,223	27,572	48,910	84,047	121,308
Interest income and other, net	836	2,248	5,855	10,964	30,105

Income before income taxes	49,059	29,820	54,765	95,011	151,413
Provision for/(benefit from) income taxes	12,500	5,200	15,100	15,400	(22,162)

Net income	$36,559	$24,620	$39,665	$79,611	$173,575

Net income per share:
Basic	$0.07	$0.04	$0.07	$0.15	$0.31

Diluted	$0.06	$0.04	$0.07	$0.14	$0.30

Shares used in computing per share amounts:
Basic	545,451	548,282	555,197	547,978	561,708

Diluted	563,621	561,801	572,022	565,570	582,296

Reconciliations of certain GAAP measures to non-GAAP measures are included below.

	Three Months Ended			Nine Months Ended
	September 29, 2013	June 30, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income	$36,559	$24,620	$39,665	$79,611	$173,575

Special items:
a) Stock-based compensation expense - cost of revenues	2,059	2,237	2,573	7,171	9,088
b) Stock-based compensation expense - R&D	8,810	9,619	11,170	30,838	35,451
c) Stock-based compensation expense - SG&A	9,340	10,009	13,643	29,611	38,999
d) Amortization of acquisition-related intangibles - cost of revenues	19,746	19,746	21,348	59,238	64,086
e) Amortization of acquisition-related intangibles - SG&A	9,883	9,883	8,667	29,649	26,001
f) Purchase accounting effect on inventory	—	—	—	—	14,458
g) Restructuring of operations and other items, net	6,739	7,807	4,221	34,998	26,174
h) Gain on sale of investments	—	—	(2,550)	—	(2,550)
i) Gain on re-measurement of a pre-acquisition equity interest to fair value	—	—	—	—	(5,765)
j) Income tax effect	—	—	—	—	(43,198)

Total special items	56,577	59,301	59,072	191,505	162,744

Non-GAAP net income	$93,136	$83,921	$98,737	$271,116	$336,319

Non-GAAP income per share:
Basic	$0.17	$0.15	$0.18	$0.49	$0.60

Diluted	$0.17	$0.15	$0.17	$0.48	$0.58

Shares used in computing non-GAAP per share amounts:
Basic	545,451	548,282	555,197	547,978	561,708

Diluted	563,621	561,801	572,022	565,570	582,296

LSI CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2013	June 30, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Operating activities:
Net income	$36,559	$24,620	$39,665	$79,611	$173,575
Adjustments:
Depreciation and amortization	46,335	45,547	45,671	136,167	136,318
Stock-based compensation expense	20,209	21,865	27,386	67,620	83,538
Non-cash restructuring of operations and other items, net	85	(266)	698	6,415	5,739
Gain on sale of investments	—	—	(2,550)	—	(2,550)
Gain on re-measurement of a pre-acquisition equity interest to fair value	—	—	—	—	(5,765)
(Gain)/loss on sale of property and equipment	(54)	—	2,644	(58)	2,574
Unrealized foreign exchange (gain)/loss	(1,452)	(2,843)	2,655	(3,706)	(80)
Deferred taxes	(416)	(25)	(72)	(467)	(43,246)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combination:
Accounts receivable	(50,605)	(18,962)	40,348	(28,915)	931
Inventories	3,436	7,447	(5,091)	36,006	(4,864)
Prepaid expenses, assets held for sale and other assets	(1,398)	(1,162)	1,110	(10,515)	(720)
Accounts payable	(28,186)	22,453	(25,186)	(38,787)	4,335
Accrued and other liabilities	38,416	(20,854)	(15,471)	(39,792)	(70,481)

Net cash provided by operating activities	62,929	77,820	111,807	203,579	279,304

Investing activities:
Purchases of debt securities available-for-sale	(45,941)	(63,833)	(22,087)	(163,119)	(94,456)
Proceeds from maturities and sales of debt securities available-for-sale	42,686	26,900	11,767	93,703	29,523
Purchases of other investments	—	—	—	(750)	—
Proceeds from sale of other investments	—	—	2,550	—	2,550
Purchases of property and equipment	(21,697)	(18,282)	(25,667)	(65,054)	(103,285)
Proceeds from sale of property and equipment	183	55	1,374	265	1,626
Increase in non-current assets	(3,821)	—	—	(3,821)	—
Acquisition of business, net of cash acquired	—	—	—	—	(319,231)

Net cash used in investing activities	(28,590)	(55,160)	(32,063)	(138,776)	(483,273)

Financing activities:
Issuance of common stock	9,416	23,724	8,515	41,305	90,643
Payment of dividends to stockholders	(16,311)	—	—	(16,311)	—
Purchases of common stock under repurchase program	(41,207)	(61,515)	(50,062)	(163,487)	(226,247)

Net cash used in financing activities	(48,102)	(37,791)	(41,547)	(138,493)	(135,604)

Effect of exchange rate changes on cash and cash equivalents	443	(523)	166	(1,587)	269

Net change in cash and cash equivalents	(13,320)	(15,654)	38,363	(75,277)	(339,304)
Cash and cash equivalents at beginning of period	409,571	425,225	402,144	471,528	779,811

Cash and cash equivalents at end of period	$396,251	$409,571	$440,507	$396,251	$440,507